EXHIBIT 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of BlackRock Capital Investment Corporation and subsidiaries (the “Company”) for the annual period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven F. Sterling, as Chairman of the Board and Chief Executive Officer of the Company, and Donna M. Milia, as Interim Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and consolidated results of operations of the Company.

/s/ Steven F. Sterling
Name:	Steven F. Sterling
Title:	Chairman of the Board and Chief Executive Officer
Date:	March 9, 2016

/s/ Donna M. Milia
Name:	Donna M. Milia
Title:	Interim Chief Financial Officer and Treasurer
Date:	March 9, 2016